Exhibit (j)(1)

                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of Pilgrim Mutual Funds:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.


                                        /s/ KPMG LLP

Los Angeles, California
November 8, 2001